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                                                                     Exhibit 5.1
                              COUNSELLORS AT LAW
                          HUTCHINS, WHEELER & DITTMAR
                          A PROFESSIONAL CORPORATION

                101 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
               TELEPHONE: 617-951-6600  FACSIMILE: 617-951-1295


                                                            May 7, 1996

CRA Managed Care, Inc.
312 Union Wharf
Boston, MA 02109

Ladies and Gentlemen:

       We have acted as counsel to CRA Managed Care, Inc., a Massachusetts corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, of up to 2,875,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-3 (File No. 333 _____) (the "Registration Statement") including 375,000 shares which may be sold upon exercise of the underwriters' overallotment option described in the Registration Statement. Of the Common Stock being registered, 1,100,000 shares are being offered by the Company, 1,400,000 shares are being offered by certain selling stockholders (the "Selling Stockholders") and the 375,000 shares subject to the underwriters' over-allotment option will be offered by the Selling Stockholders in the event the underwriters exercise their over-allotment option. Certain of the Selling Stockholders have agreed that the Company may, at its option, sell, in place of such Selling Stockholders, up to 100,000 shares in the event the underwriters exercise their over-allotment option.

       As such counsel, we have examined (i) certain corporate records of the Company, including its Articles of Organization, its By-laws, stock records and records of the meetings of its Incorporator, Board of Directors and Stockholders; (ii) a Certificate of the Secretary of the Commonwealth of Massachusetts as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. For purposes of rendering this opinion, we have assumed that the Articles of Amendment to the Articles of Organization of the Company in the form filed as an Exhibit to the Registration Statement will be filed with the Secretary of the Commonwealth of Massachusetts prior to the issuance and sale of the Common Stock under the circumstances contemplated in the Registration Statement.

       Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:
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HUTCHINS, WHEELER & DITTMAR

1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

2. The Company, as of the effective date of the foregoing Articles of Amendment to the Articles of Organization, will be authorized to issue 40,000,000 shares of Common Stock, par value $.01 per share.

3. When issued and sold under the circumstances contemplated in the Registration Statement, the 1,100,000 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

4. When sold under circumstances contemplated in the Registration Statement, the 1,400,000 shares of Common Stock offered by the Selling Stockholders will be duly authorized, validly issued, fully paid and nonassessable.

5. When sold, or when issued and sold under the circumstances contemplated in the Registration Statement, the aggregate 375,000 shares of Common Stock to be offered by the Selling Stockholders (and the Company if it elects to sell any of such shares) upon the exercise of the underwriters' over-allotment option will be duly authorized, validly issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                                 Very truly yours,

                                                 /s/ HUTCHINS, WHEELER & DITTMAR

JW/TMC                                               HUTCHINS, WHEELER & DITTMAR
                                                     A Professional Corporation